   Exhibit 99.1

PRESS RELEASE

600 East Greenwich Avenue
West Warwick, Rhode Island 02893

For Immediate Release

Contact:        Albert W. Ondis, CEO                                                                                                  May 18, 2010
       Joseph P. O’Connell, CFO
       Astro-Med, Inc.
       Tel: 800-343-4039

Astro-Med, Inc. Reports Fiscal 2011 First Quarter Financial Results;
Directors Declare Regular Cash Dividend

WEST WARWICK, RI, May 18, 2010 -- Astro-Med, Inc. (NASDAQ:ALOT) reports First Quarter net income of $430,000, equal to $0.06 per diluted share, on sales of $17,077,000 for the First Quarter ended May 1, 2010. During the comparable period of the prior year, the Company reported a loss of $231,000, equal to $0.03 per diluted share on sales of $14,677,000. This represents a 16% increase in sales and a $0.09 per share swing in per share earnings. Favorable foreign currency exchange rates contributed $250,000 to the First Quarter sales.

“I am quite pleased with our First Quarter results,” said Albert W. Ondis, Chairman and CEO of Astro-Med, Inc. “The Quarter was driven by consumables sales, especially those of our QuickLabel Systems brand. Now that orders for our higher-profit printers, data recorders, and neurological and sleep instruments are rising, we are increasingly confident about the balance of the year.”

“Customer acceptance of our new products is most gratifying and this has further validated our decision to continue the accelerated pace of our costly new product development program in the face of the ongoing recession.”

Strong Fundamentals

“Astro-Med, Inc. continues to maintain a solid balance sheet. Cash provided by operating activities was $461,000 during the Quarter, allowing the company’s cash and marketable securities balance to remain virtually flat with the prior year end at $23,674,000, after funding investing and financing requirements during the Quarter. Our current ratio was consistent with the prior year at 6.4:1, with no debt obligation and a book value of $7.37 per share.”

Directors Declare Regular Quarterly Dividend

On May 18, 2010, the Directors of Astro-Med, Inc declared the regular quarterly cash dividend of $0.07 per share, payable on July 1, 2010 to shareholders of record on June 11, 2010.

Conference Call to be Held Wednesday, May 19th at 11:00 am Eastern Time

The First Quarter conference call will be held on Wednesday, May 19th, 2010, at 11:00  am EDT.  It will be broadcast in real time on the Internet through the Investing section of our website, www.Astro-Medinc.com. We invite you to log on and participate in real time on May 19th by dialing 877-941-0843 and referencing ID number 4293972.  Following the live broadcast, an audio webcast of the conference call will be available for ten days at www.Astro-Medinc.com.  A conference call replay will also be available for ten days by dialing 800-406-7325 and referencing ID number 4293972.

About Astro-Med, Inc.

Astro-Med, Inc. is a leading manufacturer of specialty high tech printing systems, electronic medical instrumentation, and test and measurement instruments. Astro-Med, Inc. products are sold under the brand names Astro-Med®, Grass® Technologies and QuickLabel® Systems and are employed around the world in a wide range of aerospace, medical, military, industrial, and packaging applications. Astro-Med, Inc. is a member of the Russell Microcap® Index. Additional information is available by visiting www.Astro-MedInc.com.

ASTRO-MED, INC.

Condensed Consolidated Statements of Operations
in Thousands Except for Per Share Data
(Unaudited)

	Three Months Ended May 1, 2010	Three Months Ended May 2, 2009
Net Sales	$17,077	$14,677

Gross Profit	6,865	5,813
	40.2%	39.6%
Operating Expenses:
Selling and Marketing	3,841	3,883
General and Administrative	1,183	1,162
Research & Development	1,219	1,228
	6,243	6,273

Operating Income (Loss)	622	(460)
	3.6%	(3.1%)

Other, Net	107	105

Income (Loss) Before Taxes	729	(355)

Income Tax Provision (Benefit)	299	(124)

Net Income (Loss)	$430	$(231)

Net Income (Loss) Per Share – Basic	$.06	$(.03)
Net Income (Loss) Per Share – Diluted	$.06	$(.03)

Weighted Average Number of Common Shares - Basic	7,194	7,087
Weighted Average Number of Common Shares - Diluted	7,475	7,087
Dividends Declared Per Common Share	$0.07	$0.06

Selected Balance Sheet Data
in Thousands

	As of May 1, 2010 (Unaudited)	As of January 31, 2010
Cash & Marketable Securities	$23,674	$23,760

Current Assets	$49,635	$49,868

Total Assets	$64,272	$64,676

Current Liabilities	$7,803	$8,158

Shareholders’ Equity	$53,763	$53,819
.

Safe Harbor Statement

This news release contains forward-looking statements, and actual results may vary from those expressed or implied herein.  Factors that could affect these results include those mentioned in Astro-Med’s FY2010 annual report and its annual and quarterly filings with the Securities and Exchange Commission.

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